JEFFREY T. GROSS LTD.

CERTIFIED PUBLIC ACCOUNTANTS

6215 W. TOUHY AVENUE

CHICAGO, ILLINOIS 60646-1105

(773) 792.1575

May 21, 2020

Securities and Exchange Commission

100 F Street, N.E

Washington, D.C. 20549

I reviewed the statements on the Form 8-K and I am aware that you have hired a new auditor for United Express, Inc.

I agree with the statements made in the Form 8-K and that there have been no disagreements with your company and my firm through the change of auditor date.

Thank you,

/s/ Jeffrey T. Gross

Jeffrey T. Gross

Jeffrey T. Gross Ltd.